Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: February 5, 2021, 6:00 a.m. EST	Contact:	Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier forms JV to grow owned railcar lease fleet; extends commercial platform

New joint venture to own growing portfolio of leased railcars; complements existing go-to-market strategy

Investment goal is to create stable, tax-advantaged cash flows & ROE

Railcar leasing veteran D. Stephen Menzies to invest in joint venture and serve as Chairman & CEO

Lake Oswego, Oregon, February 5, 2021 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced plans to form GBX Leasing, a new leasing joint venture (JV) with The Longwood Group (“Longwood”) to develop an owned portfolio of leased railcars primarily to be built by Greenbrier. Longwood is a Chicago based transportation equipment advisory and asset management firm.

GBX Leasing will acquire approximately $200 million of newly-built and leased railcars per annum from Greenbrier. The initial portfolio for GBX Leasing has been substantially identified from leased railcars on Greenbrier’s balance sheet or in its backlog. GBX Leasing will observe Greenbrier’s established, strict portfolio standards for long-term investment, including credit quality, asset diversity, balanced maturities and asset liquidity. The initial equity investment is tax-advantaged as a result of the five-year net operating loss carryback provision in the Coronavirus Aid, Relief, and Economic Security (CARES) Act, bonus depreciation and the MACRS depreciation system.

Greenbrier CEO and Chairman William A. Furman stated, “Today’s announcement is a logical bolt-on to Greenbrier’s leasing platform and commercial strategy. The railcar portfolio built by GBX Leasing will create a new annuity stream of tax-advantaged cash flows while reducing Greenbrier’s exposure to the new railcar order and delivery cycle. This move bolsters Greenbrier’s value proposition for its customers and shareholders.”

Greenbrier will beneficially own about 95% of GBX Leasing with the balance held by Longwood. Greenbrier will provide lease originations, remarketing and railcar administrative services to GBX Leasing. Longwood will provide strategic and investment guidance, portfolio management and management oversight. GBX Leasing will be governed by a board of three Greenbrier representatives and one Longwood representative.

The JV will be financed with non-recourse debt and is expected to be levered about 3:1 debt to equity. A separate, initial $300 million warehouse debt facility will be established to facilitate the JV’s activities. GBX Leasing will aggregate leased railcars to obtain permanent debt financing issued in connection with asset-backed securities. Greenbrier will consolidate GBX Leasing and intends to provide additional public disclosure regarding its leasing business with its second fiscal quarter financial reporting.

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Greenbrier Forms Railcar Leasing JV (Cont.)	Page 2

Longwood CEO D. Stephen Menzies will serve as Chairman & CEO of GBX Leasing.

Furman said, “Steve is a leader and innovator in the rail industry, with more than 30 years in rail equipment leasing, financing and manufacturing. He brings very recent customer relationships as well as extensive knowledge and expertise across multiple facets of the railcar leasing, financing and rail industries.”

Menzies is highly experienced in the transportation equipment leasing business. He formed Longwood in 2018 to pursue a range of commercial investments in freight rail equipment and adjacent transportation markets. Prior to Longwood, Menzies was Senior Vice President, Trinity Industries and Group President of Trinity’s railcar leasing, manufacturing and services businesses. Under his leadership, leased railcar assets under ownership or management grew to exceed $10 billion while he also held responsibility for its highly successful North American manufacturing operations and expanding services business. In 2001, Trinity acquired Transport Capital, a railcar leasing and asset management business, which was founded and led by Menzies beginning in 1991. Before this, he led the rail finance business of Newcourt Capital and had senior leadership roles in sales, marketing and international business for GATX Corp. Menzies began his career in transportation equipment leasing at GE Capital.

“I am excited to expand our relationship and to partner with Greenbrier in this important strategic development. Based on my experience, I am confident that GBX Leasing will deliver strong value to Greenbrier customers and its investors,” Menzies said.

The formation of GBX Leasing is subject to the completion of final documentation by the parties. Origination and funding of GBX Leasing is anticipated to occur in the first calendar quarter of 2021.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, and other components. Greenbrier owns a lease fleet of 8,400 railcars and performs management services for 407,000 railcars. Learn more about Greenbrier at www.gbrx.com.

About Longwood

The Longwood Group is a Chicago based advisory and asset management firm formed in 2018 to provide services to institutional investors and financial sponsors seeking to make investment in leased transportation equipment. Longwood uses its extensive market knowledge, industry relationships and financing expertise to identify attractive proprietary investment opportunities. www.longwoodgrp.com

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Greenbrier Forms Railcar Leasing JV (Cont.)	Page 3

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Forward-looking statements can be identified by such words as “bolster”, “create”, “intend”, “result”, “will” and similar references to future periods. Forward-looking statements include statements about the formation, plans and future operations of GBX Leasing, the growth of the GBX Leasing railcar and lease portfolio, the tax treatment of the investments in GBX Leasing, future cash flows, and statements regarding Greenbrier’s future operating plans, among other statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, the impact of the COVID-19 pandemic, governmental reaction to the pandemic, and related economic disruptions such as disruptions in our manufacturing operations, disruptions in the operations of our customers or suppliers, and our customers attempting to delay, defer or cancel orders.

Information on risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filing. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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